UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 25, 2015

CDEX INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49845	52-2336836
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

4555 South Palo Verde, Suite 123
Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 745-5172
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective midnight, October 25, 2015, Mr. Jeffrey K Brumfield resigned from his position as Chief Executive Officer of CDEX, Inc. (the “Company”)

Effective midnight, October 25, 2015, Dr. Jason B. Terrell resigned from the Company’s Board of Directors as well as from his position as the Company’s Medical Director.

Effective midnight, October 25, 2015, Mr. Norman J. Dawson resigned from the company's Board of Directors.

Effective 11:59PM on October 25, 2015, Mr. Stephen A. McCommon resigned from his position as Vice President and Chief Financial Officer of the Company.

CDEX, Inc is ceasing all operations due to the lack of funds.

Mr. Brumfield will remain in his capacity of Chairman of the Board of Directors in order to wind down the affairs of the Company, unless funding materializes, or to assign membership to the Company’s Board of Directors if a qualified individual presents themselves.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDEX INC.

Date: October 25, 2015	By:	/s/ Jeffrey K. Brumfield
Jeffrey K Brumfield, Chairman of the Board